UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2009, Newmont Mining Corporation, a Delaware corporation (the “Company”), issued a news release announcing the pricing of its previously announced public offering of $2.0 billion of Senior Notes consisting of (i) 5.125% Senior Notes due 2019 in the principal amount of $900 million and (ii) 6.250% Senior Notes due 2039 in the principal amount of $1.1 billion.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

This Form 8-K shall be deemed to be incorporated by reference into the prospectus supplement filed with the Securities and Exchange Commission on September 15, 2009, forming part of the Company’s Registration Statement on Form S-3ASR (No. 333-161915) and part of such prospectus from the date of the filing thereof.

Important Legal Information

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus. A registration statement relating to the securities has been filed with the Securities and Exchange Commission, which is effective upon filing; a final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

Copies of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, September 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

Dated: September 15, 2009	By:	/s/ Jeffrey K. Reeser

Jeffrey K. Reeser Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, September 15, 2009